UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   December 8, 2016

GLOBAL HEALTHCARE REIT, INC.
(Exact Name of Registrant as Specified in its Charter)

Utah	0-15415	87-0340206
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification number)

              8480 E. Orchard Road, Suite 3600, Greenwood Village, CO  80111

(Address of principal executive offices)                    (Zip Code)

Registrant's telephone number, including area code:   (303) 449-2100

______________________________________________________

(Former name or former address, if changed since last report)

___	Written communications pursuant to Rule 425 under the Securities Act
___	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
___	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
___	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 5.02

RESIGNATION AND APPOINTMENT OF OFFICERS

Resignation

Effective December 8, 2016, Clifford L. Neuman resigned as Secretary of Global Healthcare REIT, Inc., a Utah corporation (the “Company”).

Appointment

Effective December 8, 2016, Jacob Taylor will serve as the Company’s Secretary until his successor has been duly appointed.

The following is biographical information on Mr. Taylor:

Jacob Taylor, age 31, has been the Controller of Global Healthcare REIT, Inc. since June of 2016.  Prior to joining Global Healthcare REIT, Inc. he was employed as the Controller and Strategic Projects Developer for Shambhala Mountain Center for six years where he was a member of the Executive Council and jointly responsible for overall strategy, policy and management.  He personally established the first integrated budgeting process, developed a new financial model, projected annual and daily revenue and cash flow and performed long term financial planning for capital projects.  Mr. Taylor is currently enrolled in the Bachelor of Science Economics program with a Finance Minor at Pennsylvania State University.

As Controller of the Company Mr. Taylor is paid a base salary of $55,000 per year and will receive no additional compensation as Secretary.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Global Healthcare REIT, Inc. (Registrant)

Dated: December 8, 2016	/s/ Lance Baller Lance Baller, Interim CEO

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